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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 4, 2002

WOLVERINE TUBE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-12164	63-0970812

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Clinton Avenue West, Suite 1000, Huntsville, Alabama	35801

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (256) 890-0460

N/A

(Former name or former address, if changed since last report)

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Item 5. Other Events.

     On February 4, 2002, the Registrant executed a Limited Waiver to address any potential financial covenant violations under its $200 million Revolving Credit Facility. In connection with the execution of the Limited Waiver, the Registrant also executed a Sixth Amendment to Credit Agreement and Security Agreement to document certain terms agreed upon in the Limited Waiver. On February 6, 2002, the Registrant issued a press release regarding the execution of the Limited Waiver and the related documents.

Item 7. Financial Statements and Exhibits.

     (c)  Exhibits.

Exhibit No.	Description of Document

10.1	Limited Waiver dated as of February 4, 2002 among the Registrant, Wolverine Tube (Canada) Inc., certain other subsidiaries of the Registrant and the lenders named therein.
10.2	Sixth Amendment to Credit Agreement dated as of February 4, 2002 among the Registrant, Wolverine Tube (Canada) Inc., certain other subsidiaries of the Registrant and the lenders named therein. (included in Exhibit 10.1 above)
10.3	Security Agreement among the Registrant, certain other subsidiaries of the Registrant and the secured parties named therein. (included in Exhibit 10.1 above)
99.1	Press release dated February 6, 2002 issued by the Registrant.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated February 6, 2002

WOLVERINE TUBE, INC.

By:	/s/ James E. Deason James E. Deason Executive Vice President, Chief Financial Officer and Secretary